Exhibit 99.1

FOAMEX INTERNATIONAL INC. RIGHTS CERTIFICATE

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Foamex International Inc., (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holders of common stock or Series B preferred stock of the Company, as of the close of business on                               to receive one right for each share of common stock or preferred stock held of record on                              . Each right entitles a holder of common stock to purchase                               shares of common stock and a holder of preferred stock to purchase                               shares of common stock, at an universal price of $2.25 per share.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated                , 2006 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Investor Services LLC (toll free: (800) 851-9676).

I hereby irrevocably purchase the number of shares indicated on this certificate upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Please complete the back if you like to transfer ownership or request special mailing.

(1) Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Stockholder	Date	Daytime Telephone #

X

Signature of Stockholder	Date	Daytime Telephone #

(2) SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	-->

Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.  I am not subject ot backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.  I am a U.S. person (including a U.S. resident alien).

Certification instructions.You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have filed to report all interest and dividends on your tax return.

Signature:	Date:

SEE INSTRUCTIONS ON THE REVERSE SIDE

(3)	SHARES TO SUBSCRIBE

WHOLE SHARES

(4)

RIGHTS CERTIFICATE NUMBER		CUSIP NUMBER
SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES

FOAMEX INTERNATIONAL INC.
SUBSCRIPTION FOR RIGHTS OFFERING
RECORD DATE

A.	Number of shares being purchased:	Shares

B.	Total Exercise Price		X	$2.25 = (Exercice Price)	$
		(Number of Shares)				(Payment)
C.	Method of Payment, check (1) or wire transfer (2)
☐	(1)	Certificate or Cashier's check or money order payable to Mellon Investor Services LLC (acting on behelf of Mellon Bank, N.A.) or
☐	(2)	Wire transfer on		to Mellon Bank NA, ABA 043-000-261, Mellon Investor Services LLC, Reorg A/C 0018518.
			(Date)
Ref: Foamex - Job 185000, Attn: Evelyn O'Connor, T:201-680-4515

HOW TO CONTACT MELLON INVESTORS SERVICES
By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico
1-800-851-9676 (Toll Free)
From outside the U.S.
1-XXX-XXX-XXX (Collect)
 SUBSCRIPTION TO PURCHASE SHARES OF FOAMEX INTERNATIONAL, INC.
RETURN TO: MELLON BANK, N.A. C/O MELLON INVESTOR SERVICES LLC
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3448 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept. 480 Washington Boulevard Mail Drop—Reorg Jersey City, NJ 07310	Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON              XX, 2006 AND THIS RIGHTS CERTIFICATE IS VOID THEREAFTER.

(5)		(6)
Special Transfer Instructions		Special Mailing Instructions
If you want your Foamex International Inc. stock and any refund check to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Name of Guarantor — Please Print)	Address (Number and Street)
(City, State & Zip Code)	(Address of Guarantor Firm)
(Tax Identification or Social Security Number)		(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

(1)	Sign and date Box 1 and include your day time phone number.
(2)
PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.
(3)	Place an ☒ in the box and fill in the number of whole shares you wish to subscribe for.
(4)	Rights card and calculation section for determining exercise price for shares purchased.
(5)	If you want your Foamex stock and any refund check to be issued in another name, complete the Special Transfer Instructions in Box 5. Signature(s) in Box 5 must be medallion guaranteed.
(6)	Fill in Box 6 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON             XX, 2006 AND THIS RIGHTS CERTIFICATE IS VOID THEREAFTER.